Exhibit 99.1
Planet Fitness, Inc. Announces First Quarter 2018 Results
Total Revenue Increased 33.2% to $121.3 Million
System-Wide Same Stores Sales Increased 11.1%
47 New Planet Fitness Stores Opened

Hampton, NH, May 8, 2018 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its first quarter ended March 31, 2018.
First Quarter Fiscal 2018 Highlights

•	Total revenue increased from the prior year period by 33.2% to $121.3 million.

•	System-wide same stores sales increased 11.1%.

•
Net income attributable to Planet Fitness, Inc. was $19.9 million, or $0.23 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $8.8 million, or $0.14 per diluted share in the prior year period.

•	Net income was $23.5 million, compared to net income of $17.9 million in the prior year period.

•	Adjusted net income(1) increased 42.3% to $26.2 million, or $0.27 per diluted share, compared to $18.4 million, or $0.19 per diluted share in the prior year period.

•	Adjusted EBITDA(1) increased 15.4% to $48.8 million from $42.3 million in the prior year period.

•	47 new Planet Fitness franchise stores were opened during the period, bringing system-wide total stores to 1,565 as of March 31, 2018.
(1) Adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.

“We delivered another strong financial performance as first quarter system-wide same store sales increased 11% for the second consecutive year and all three operating segments posted double-digit revenue gains on a percentage basis,” commented Chris Rondeau.  “Our success is being fueled by the expansion of our high value, low cost non-intimidating fitness concept in existing and new markets combined with growing brand awareness from increased investments in national and local advertising. At the same time, we continue to explore ways to strengthen our offering, including utilizing technology to provide more immersive workout experiences and personalized workout recommendations. By targeting casual and first-time gym users, we believe Planet Fitness has a long runway for growth based on the fact that the vast majority of the U.S. population does not own a gym membership.”
Operating Results for the First Quarter Ended March 31, 2018
For the first quarter 2018, total revenue increased $30.2 million or 33.2% to $121.3 million from $91.1 million in the prior year period. $10.5 million, or 11.5% of the increase, is national advertising fund revenue and is included in our franchise segment. We began reporting national advertising fund contributions as revenue in 2018 in connection with the adoption of the new U.S. GAAP revenue recognition standard. By segment:

•
Franchise segment revenue increased $17.8 million or 48.4% to $54.6 million from $36.8 million in the prior year period, which includes commission income and the above-mentioned $10.5 million of national advertising fund revenue;

•
Corporate-owned stores segment revenue increased $5.7 million or 21.0% to $32.7 million from $27.0 million in the prior year period, $2.4 million of which is from six franchisee-owned stores acquired on January 1, 2018; and

•	Equipment segment revenue increased $6.7 million or 24.8% to $34.0 million from $27.3 million in the prior year period.
System-wide same store sales increased 11.1%. By segment, franchisee-owned same store sales increased 11.4% and corporate-owned same store sales increased 5.0%.

For the first quarter of 2018, net income was $23.5 million, or $0.23 per diluted share, compared to net income of $17.9 million, or $0.14 per diluted share, in the prior year period. Adjusted net income increased 42.3% to $26.2 million, or $0.27 per diluted share, from $18.4 million, or $0.19 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.3% for the current year period and 39.5% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 15.4% to $48.8 million from $42.3 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•
Franchise segment EBITDA increased $4.6 million or 14.5% to $36.7 million driven by royalties from new franchised stores opened since March 31, 2017, a higher average royalty rate and higher same store sales of 11.4%;

•
Corporate-owned stores segment EBITDA increased $1.5 million or 13.8% to $12.2 million driven primarily by an increase in same store sales, higher annual fees and the addition of six franchise owned stores acquired January 1, 2018; and

•
Equipment segment EBITDA increased by $1.4 million or 22.6% to $7.5 million driven by an increase in equipment sales to new stores and an increase in replacement equipment sales to existing franchisee-owned stores.

2018 Outlook
For the year ending December 31, 2018, the Company expects:

•	Total revenue increase of approximately 20% as compared to the year ended December 31, 2017;

•	System-wide same store sales growth in the high single digit range; and

•	Adjusted net income and adjusted net income per diluted share to increase approximately 40% as compared to the year ended December 31, 2017.
Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with, GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2018. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2018.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on May 8, 2018 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of March 31, 2018, Planet Fitness had approximately 11.8 million members and 1,565 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic and Panama. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:

Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Julia Young, ICR
julia.young@icrinc.com
646-277-1280
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2018 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “expect,” “goal,” plan,” “will,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2017, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended March 31,
	2018	2017
Revenue:
Franchise	$42,162	$30,281
Commission income	1,989	6,516
National advertising fund revenue	10,461	—
Corporate-owned stores	32,708	27,041
Equipment	34,013	27,264
Total revenue	121,333	91,102
Operating costs and expenses:
Cost of revenue	26,500	21,124
Store operations	18,356	15,184
Selling, general and administrative	17,623	13,820
National advertising fund expense	10,461	—
Depreciation and amortization	8,465	7,951
Other loss (gain)	1,010	(32)
Total operating costs and expenses	82,415	58,047
Income from operations	38,918	33,055
Other expense, net:
Interest expense, net	(8,734)	(8,763)
Other income	192	682
Total other expense, net	(8,542)	(8,081)
Income before income taxes	30,376	24,974
Provision for income taxes	6,883	7,108
Net income	23,493	17,866
Less net income attributable to non-controlling interests	3,613	9,024
Net income attributable to Planet Fitness, Inc.	$19,880	$8,842
Net income per share of Class A common stock:
Basic	$0.23	$0.14
Diluted	$0.23	$0.14
Weighted-average shares of Class A common stock outstanding:
Basic	87,434	64,121
Diluted	87,698	64,150

Planet Fitness, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$127,146	$113,080
Accounts receivable, net of allowance for bad debts of $18 and $32 at March 31, 2018 and December 31, 2017, respectively	18,620	37,272
Due from related parties	3,060	3,020
Inventory	4,056	2,692
Restricted assets – national advertising fund	78	499
Deferred expenses – national advertising fund	4,596	—
Prepaid expenses	4,051	3,929
Other receivables	14,550	9,562
Other current assets	5,355	6,947
Total current assets	181,512	177,001
Property and equipment, net of accumulated depreciation of $40,493, as of March 31, 2018 and $36,228 as of December 31, 2017	84,545	83,327
Intangible assets, net	241,105	235,657
Goodwill	191,038	176,981
Deferred income taxes	409,216	407,782
Other assets, net	8,437	11,717
Total assets	$1,115,853	$1,092,465
Liabilities and stockholders' equity (deficit)
Current liabilities:
Current maturities of long-term debt	$7,185	$7,185
Accounts payable	15,664	28,648
Accrued expenses	14,787	18,590
Equipment deposits	14,283	6,498
Restricted liabilities – national advertising fund	78	490
Deferred revenue, current	20,842	19,083
Payable pursuant to tax benefit arrangements, current	31,062	31,062
Other current liabilities	493	474
Total current liabilities	104,394	112,030
Long-term debt, net of current maturities	695,264	696,576
Deferred rent, net of current portion	6,907	6,127
Deferred revenue, net of current portion	22,942	8,440
Deferred tax liabilities	1,379	1,629
Payable pursuant to tax benefit arrangements, net of current portion	403,022	400,298
Other liabilities	4,379	4,302
Total noncurrent liabilities	1,133,893	1,117,372
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 authorized, 87,505 and 87,188 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	9	9
Class B common stock, $.0001 par value - 100,000 authorized, 10,893 and 11,193 shares issued and outstanding as of March 31, 2018 December 31, 2017, respectively	1	1
Accumulated other comprehensive loss	(370)	(648)
Additional paid in capital	13,011	12,118
Accumulated deficit	(120,245)	(130,966)
Total stockholders' deficit attributable to Planet Fitness Inc.	(107,594)	(119,486)
Non-controlling interests	(14,840)	(17,451)
Total stockholders' deficit	(122,434)	(136,937)
Total liabilities and stockholders' deficit	$1,115,853	$1,092,465

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$23,493	$17,866
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,465	7,951
Amortization of deferred financing costs	484	465
Amortization of favorable leases and asset retirement obligations	93	94
Amortization of interest rate caps	195	432
Deferred tax expense	4,909	5,298
Gain on re-measurement of tax benefit arrangement	(396)	(541)
Provision for bad debts	(14)	27
Loss on reacquired franchise rights	350	—
Loss on disposal of property and equipment	650	—
Equity-based compensation	998	380
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	18,637	11,859
Due to and due from related parties	165	(99)
Inventory	(1,364)	471
Other assets and other current assets	(1,341)	(2,187)
National advertising fund	(4,586)	—
Accounts payable and accrued expenses	(16,758)	(21,244)
Other liabilities and other current liabilities	83	188
Income taxes	1,898	310
Equipment deposits	7,784	8,569
Deferred revenue	3,536	527
Deferred rent	853	106
Net cash provided by operating activities	48,134	30,472
Cash flows from investing activities:
Additions to property and equipment	(2,036)	(5,336)
Acquisition of franchises	(28,503)	—
Proceeds from sale of property and equipment	40	—
Net cash used in investing activities	(30,499)	(5,336)
Cash flows from financing activities:
Principal payments on capital lease obligations	(11)	—
Repayment of long-term debt	(1,796)	(1,796)
Premiums paid for interest rate caps	—	(366)
Proceeds from issuance of Class A common stock	242	—
Dividend equivalent payments	(20)	(20)
Distributions to Continuing LLC Members	(1,734)	(3,142)
Net cash used in financing activities	(3,319)	(5,324)
Effects of exchange rate changes on cash and cash equivalents	(250)	31
Net increase in cash and cash equivalents	14,066	19,843
Cash and cash equivalents, beginning of period	113,080	40,393
Cash and cash equivalents, end of period	$127,146	$60,236
Supplemental cash flow information:
Net cash paid for income taxes	$106	$1,595
Cash paid for interest	$8,146	$7,857
Non-cash investing activities:
Non-cash additions to property and equipment	$453	$38

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended March 31,
	2018	2017
(in thousands)
Net income	$23,493	$17,866
Interest expense, net	8,734	8,763
Provision for income taxes	6,883	7,108
Depreciation and amortization	8,465	7,951
EBITDA	47,575	41,688
Purchase accounting adjustments-revenue(1)	443	336
Purchase accounting adjustments-rent(2)	182	196
Loss on reacquired franchise rights(3)	350	—
Stock offering-related costs(4)	—	608
Pre-opening costs(5)	21	—
Other(6)	201	(573)
Adjusted EBITDA	$48,772	$42,255

(1)
Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $90 and $103, in the three months ended March 31, 2018 and 2017, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $92 and $93 in the three months ended March 31, 2018 and 2017, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)
Represents the impact of a one-time, non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of six franchisee-owned stores on January 1, 2018. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(4)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.

(5)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(6)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the three months ended March 31, 2018 and 2017, this amount includes a gain of $396 and $541, respectively, related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate. Additionally, in the three months ended March 31, 2018, this amount includes the write off of certain assets that were being tested for potential use across the system.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended March 31,
	2018	2017
Segment EBITDA
Franchise	$36,677	$32,032
Corporate-owned stores	12,170	10,693
Equipment	7,469	6,094
Corporate and other	(8,741)	(7,131)
Total Segment EBITDA(1)	$47,575	$41,688
(1) Total Segment EBITDA is equal to EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Adjusted Net Income and Adjusted Net Income per Diluted Share
As a result of the recapitalization transactions that occurred prior to our IPO, the limited liability company agreement of Pla-Fit Holdings that was amended and restated (the “New LLC Agreement”) designated Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings, LLC. As a result of the recapitalization transactions and the New LLC Agreement, Planet Fitness, Inc. now consolidates Pla-Fit Holdings, and Pla-Fit Holdings is considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of Adjusted net income and Adjusted net income per share, diluted, gives effect to the consolidation of Pla-Fit Holdings with Planet Fitness, Inc. resulting from the recapitalization transactions and the New LLC Agreement as if they had occurred on January 1, 2017. In addition, Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended March 31,
(in thousands, except per share amounts)	2018	2017
Net income	$23,493	$17,866
Provision for income taxes, as reported	6,883	7,108
Purchase accounting adjustments-revenue(1)	443	336
Purchase accounting adjustments-rent(2)	182	196
Loss on reacquired franchise rights(3)	350	—
Stock offering-related costs(4)	—	608
Pre-opening costs(5)	21	—
Other(6)	201	(342)
Purchase accounting amortization(7)	3,921	4,622
Adjusted income before income taxes	$35,494	$30,394
Adjusted income taxes(8)	9,335	12,006
Adjusted net income	$26,159	$18,388

Adjusted net income per share, diluted	$0.27	$0.19

Adjusted weighted-average shares outstanding(9)	98,651	98,528

(1)
Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

with ASC 805. Adjustments of $90 and $103 in the three months ended March 31, 2018 and 2017, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $92 and $93 for the three months ended March 31, 2018 and 2017, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)
Represents the impact of a one-time, non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of six franchisee-owned stores on January 1, 2018. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(4)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.

(5)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(6)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the three months ended March 31, 2018 and 2017, this amount includes a gain of $396 and $541, respectively, related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate. Additionally, in the three months ended March 31, 2018, this amount includes the write off of certain assets that were being tested for potential use across the system. In the three months ended March 31, 2017, this amount includes expense of $231 related to accelerated depreciation expense taken on our headquarters in preparation for moving to a new building.

(7)
Includes $3,096 and $4,086 of amortization of intangible assets, other than favorable leases, for the three months ended March 31, 2018 and 2017, respectively, recorded in connection with the 2012 Acquisition, and $825 and $536 of amortization of intangible assets for the three months ended March 31, 2018 and 2017, respectively, recorded in connection with the historical acquisition of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.

(8)	Represents corporate income taxes at an assumed effective tax rate of 26.3% and 39.5% for the three months ended March 31, 2018 and 2017, respectively, applied to adjusted income before income taxes.

(9)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three months ended March 31, 2018 and 2017:

	For the three months ended March 31, 2018			For the three months ended March 31, 2017
	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$19,880	87,698	$0.23	$8,842	64,150	$0.14
Assumed exchange of shares(2)	3,613	10,953		9,024	34,378
Net Income	23,493			17,866
Adjustments to arrive at adjusted income before income taxes(3)	12,001			12,528
Adjusted income before income taxes	35,494			30,394
Adjusted income taxes(4)	9,335			12,006
Adjusted Net Income	$26,159	98,651	$0.27	$18,388	98,528	$0.19

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)	Represents corporate income taxes at an assumed effective tax rate of 26.3% and 39.5% for the three months ended March 31, 2018 and 2017, respectively, applied to adjusted income before income taxes.